Exhibit 4.3

Ready Capital Corporation
as Company

U.S. Bank Trust Company, National Association
as Trustee

Eighth Supplemental Indenture

Dated as of July 25, 2022
to the Indenture

Dated as of August 9, 2017

7.375% Senior Notes due 2027

TABLE OF CONTENTS

Page(s)

i

ii

Section 9.09	Ratification of Base Indenture	44
Section 9.10	No Recourse Against Others	44
Section 9.11	The Trustee	45
Section 9.12	Submission to Jurisdiction	45
Section 9.13	Applicable Tax Law	45

Exhibit A – Form of Security

iii

EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 25, 2022, between Ready Capital Corporation, a Maryland corporation (the “Company”), and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association (the “Trustee”) under the Indenture dated as of August 9, 2017, between the Company and the Trustee (as supplemented by the Third Supplemental Indenture thereto, dated as of February 26, 2019, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities (as defined below), in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(c) of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Article II of the Base Indenture;

WHEREAS, the Board of Directors (as defined below) has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 7.375% Senior Notes due 2027 (the “Notes”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01      Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other Securities) unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, solely with respect to the Notes, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Notes and govern the rights of the Holders of the Notes and the obligations of the Company and the Trustee with respect thereto.

Section 1.02      Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)            the terms defined in this Article I shall have the meanings assigned to them in this Article I and include the plural as well as the singular; and

(2)            all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depository, if any, that are applicable to such matter at such time.

“Applicable Tax Law” has the meaning specified in Section 9.13 hereof.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the Trustee are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such entity (including without limitation all warrants, options, derivative instruments, or rights of subscription or conversion relating to or affecting Capital Stock), whether outstanding on the Issue Date or issued thereafter.

“Change of Control Offer” has the meaning specified in Section 4.08(a) hereof.

“Change of Control Payment” has the meaning specified in Section 4.08(b) hereof.

“Change of Control Payment Date” has the meaning specified in Section 4.08(b) hereof.

“Change of Control Repurchase Event” means: the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of the Capital Stock entitling that person to exercise more than 50% of the total voting power of all the Capital Stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

“Close of Business” means 5:00 p.m., New York City time.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 8.02, shall include its successors and assigns.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 60 Livingston Avenue St. Paul, MN 55107, Attention: Global Corporate Trust Services.

“Covenant Defeasance” has the meaning specified in Section 6.03(c) hereof.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Securities), or any successor entity.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, specified in Section 5.02 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“GAAP” means generally accepted accounting principles in the United States applied consistently from time to time.

“Global Security” means a Note which is executed by the Company and authenticated and delivered to the Depository or its nominee, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depository or its nominee and which shall represent the amount of book-entry Notes as specified therein.

“Government Obligations” means securities that are: (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America; which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt; provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.

“Guarantee” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

“Holder” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Person in whose name a Note is registered in the Registrar’s books.

“incur” means to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for payment of.

“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as each may be amended or supplemented from time to time insofar as any such future amendment or supplement applies to the Notes.

“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by the Company from time to time.

“Interest Payment Date” means, with respect to the payment of interest on the Notes and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each January 31 and July 31, beginning, in the case of the Notes issued on the Issue Date, on January 31, 2023.

“Interest Rate Adjustment Event” has the meaning specified in Section 2.04(d) hereof.

“Issue Date” means July 25, 2022.

“Legal Defeasance” has the meaning specified in Section 6.03(b) hereof.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make Whole Date” has the meaning specified in Section 3.03(a) hereof.

“Manager” means Waterfall Asset Management, LLC.

“Maturity Date” means, with respect to any Note and the payment of the principal amount thereof, July 31, 2027.

“Non-IG Rating” has the meaning specified in Section 2.04(d) hereof.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture.

“Note Guarantor” means any Subsidiary of the Company that Guarantees the Notes, until such Guarantee is released in accordance with the terms of the Indenture.

“Notes Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by the Company in accordance with the following two paragraphs.

The Notes Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Notes Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Make Whole Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Make Whole Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Notes Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Make Whole Date, as applicable. If there is no United States Treasury security maturing on the Make Whole Date but there are two or more United States Treasury securities with a maturity date equally distant from the Make Whole Date, one with a maturity date preceding the Make Whole Date and one with a maturity date following the Make Whole Date, the Company shall select the United States Treasury security with a maturity date preceding the Make Whole Date. If there are two or more United States Treasury securities maturing on the Make Whole Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Notes Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“NRSRO” has the meaning specified in Section 2.04(d) hereof.

“Open of Business” means 10:00 a.m., New York City time.

“Operating Partnership” means Sutherland Partners, L.P., a Delaware limited partnership.

“Optional Redemption” has the meaning specified in Section 3.03(a) hereof.

“Outstanding” means, with respect to the Notes, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any Notes authenticated by the Trustee except:

(a)            Notes cancelled by it,

(b)            Notes delivered to it for cancellation; and

(c)            (i) Notes replaced pursuant to Section 2.09 of the Base Indenture, on and after the time any such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a bona fide purchaser), and (ii) any and all Notes, as of the Maturity Date, if the Paying Agent holds, in accordance with the Indenture, money sufficient to pay all of the Notes then payable, provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that the Trustee shall not be deemed to have knowledge of any such ownership and shall be protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver, unless a Responsible Officer of the Trustee has actual knowledge of such ownership, whether by receipt of written notice or otherwise. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” has the meaning set forth in Section 4.02 of this Supplemental Indenture and shall be the Person authorized by the Company to pay the principal of, interest on, Change of Control Payment of or Redemption Price of, any Notes on behalf of the Company.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in certificated, fully registered form, without interest coupons.

“Prospectus” means the Prospectus of the Company, dated March 21, 2022, relating to the Company’s common stock, preferred stock, depositary shares, debt securities (including the Notes), warrants and rights.

“Prospectus Supplement” means the Prospectus Supplement of the Company, dated July 19, 2022, to the Prospectus, relating to the offering and sale of the Notes.

“Redemption Date” has the meaning specified in Section 3.04(a) hereof.

“Redemption Notice” has the meaning specified in Section 3.04(a) hereof.

“Redemption Price” has the meaning specified in Section 3.03(a) hereof.

“Regular Record Date” means, with respect to any Interest Payment Date, the January 15 and July 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to the Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who shall, in each case, have direct responsibility for the administration of the Indenture.

“Security” or “Securities” means the Company’s debentures, notes or other evidences of unsecured indebtedness to be issued in one or more series pursuant to the Base Indenture, and includes the Notes.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.

“Subsidiary” means, with respect to any Person and at any time, any other Person if more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person. For purposes of clarity, it is understood and agreed that, anything in the Indenture to the contrary notwithstanding, variable interest entities (within the meaning of GAAP) shall not be deemed to be Subsidiaries of any Person.

“Successor Company” has the meaning specified in Section 8.02(a) hereof.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S.” or “United States” means the United States of America.

“U.S. Dollars” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

Section 1.03      References to Principal. Unless the context otherwise requires, any reference to the principal of, or the principal amount of, any Security or Note in the Base Indenture or this Supplemental Indenture shall be deemed to include the Redemption Price and/or the Change of Control Payment, if, in such context, the Redemption Price and/or Change of Control Payment (as applicable) is, was or would be payable in accordance with Article III or Section 4.08, as applicable. Unless the context otherwise requires, any express mention of the Redemption Price or the Change of Control Payment in any provision hereof shall not be construed as excluding the Redemption Price or the Change of Control Payment, as applicable, in those provisions hereof where such express mention is not made.

ARTICLE II
THE SECURITIES

Section 2.01      Title and Terms; Payments.

(a)            Establishment; Designation. Pursuant to Section 2.02 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “7.375% Senior Notes due 2027.”

(b)            Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is limited to $80,000,000.00 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.08, 2.09 and 2.11 of the Base Indenture and Sections 3.04(f) and 4.08(d) hereof).

(c)            Further Issues. The Company may, without notice to, or the consent of, the Holders, issue additional Notes in an unlimited aggregate principal amount under the Indenture ranking equally and ratably with, and with the same terms as, the Notes issued on the Issue Date except with respect to issue date, issue price and, if applicable, the date from which interest will accrue; provided, that if any such additional Notes are not fungible with the Notes issued on the Issue Date for United States federal income tax purposes, such additional Notes will have separate CUSIP and ISIN numbers from the Notes issued on the Issue Date. Any such additional Notes will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series of Securities as the Notes issued on the Issue Date.

(d)            Purchases. The Company and its Subsidiaries may from time to time purchase Notes in open market purchases in negotiated transactions or otherwise without giving prior notice to, or obtaining any consent of, the Holders. Any Notes purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

(e)            Denominations. Pursuant to Section 2.02 of the Base Indenture, and notwithstanding Section 2.03 of the Base Indenture, the Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.02      Forms.

(a)            In General. Pursuant to Section 2.01 of the Base Indenture, the Notes will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

Notwithstanding Section 2.01(b) of the Base Indenture, each Note will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Note will also bear the Form of Assignment and Transfer.

Any Note that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Note conflicts with the express provisions of the Indenture, the provisions of such Note will govern and control.

(b)            Depository. The Company hereby initially appoints The Depository Trust Company as the Depository for the Notes. The Notes shall initially be issued in the form of one or more Global Securities (i) registered in the name of Cede & Co., as nominee of the Depository, and (ii) delivered to the Custodian. So long as the Notes are eligible for book-entry settlement with the Depository, unless otherwise required by law, and except to the extent provided in Section 2.03(c)(1) through (3) hereof, all Notes will be represented by one or more Global Securities.

(c)            Global Securities. Each Global Security will represent the aggregate principal amount of the then Outstanding Notes endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Notes, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, redemptions, repurchases or purchases by the Company and cancellations of the Notes represented thereby.

Only the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Notes represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Notes represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Notes represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Custodian, or under any Global Security, and Cede & Co., or such other person designated by the Depository as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder or beneficial owner of any Note.

Section 2.03      Transfer and Exchange.

(a)            In General. Notwithstanding anything to the contrary in Article II of the Base Indenture, the Company is not required to transfer or exchange any Notes or portions thereof that have been surrendered for purchase in accordance with Section 4.08 hereof (unless the related Change of Control Offer is withdrawn) or that have been called for redemption in accordance with the provisions of Article III hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be a written instrument of transfer satisfactory to the Company and the Registrar.

At such time as all interests in a Global Security have been purchased, cancelled or exchanged for Notes in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the Custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b)            Global Securities. Notwithstanding anything to the contrary in Section 2.08 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depository in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depository to a nominee of the Depository, (B) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (C) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c)            Holders Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the absolute owner of such Note for all purposes, including for the purpose of receiving payment of principal of and any interest (subject to Section 2.13 of the Base Indenture) on such Note at the Maturity Date, in connection with a Change of Control Offer, or for the purpose of distributing notices to Holders or soliciting the consent of Holders, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 2.08 of the Base Indenture:

(1)            Each Global Security will be exchanged for Physical Securities if the Depository delivers notice to the Company in writing that the Depository is unwilling or unable to continue to act as Depository or the Depository ceases to be a clearing agency registered under the Exchange Act, and, in each case, the Company fails to appoint a successor Depository within 90 days after receiving notice from the Depository or becoming aware that the Depository has ceased to be so registered, as the case may be.

(2)            If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Registrar.

(3)            If the Company notifies the Trustee that it has elected to exchange all or part of a Global Security for Physical Securities, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Registrar.

In the case of an exchange for Physical Securities under clause (1) above:

(A)            each Global Security will be deemed surrendered to the Trustee for cancellation;

(B)            the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C)            the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a request of the Company, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depository specifies, and bearing any legends that such Physical Securities are required to bear under the Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A)            the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Registrar by the Depository;

(B)            the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a request of the Company, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture; and

(C)            the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A)            the Company will deliver notice of such request to the Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B)            the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a request of the Company, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture; and

(C)            the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depository to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depository.

(d)            Physical Securities. Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 2.08 of the Base Indenture.

Section 2.04      Payments on the Notes.

(a)            In General. Subject to Section 2.04(d), each Note will accrue interest at a rate equal to 7.375% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including July 25, 2022. Interest on a Note will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article III hereof, any Redemption Date for such Note and, subject to the provisions of Section 4.08 hereof, any Change of Control Payment Date for such Note. Interest on any Note will be payable semi-annually in arrears on each Interest Payment Date (beginning, in the case of the Notes issued on the Issue Date, on January 31, 2023) to the Holder of such Note as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Note will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Notes held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Notes.

Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date, Redemption Date or Change of Control Payment Date falls, or if any payment, delivery, notice or other action by the Company under the Indenture or the Notes is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on the original due date. Such payment will not result in a Default and no additional interest will accrue and no Default shall occur on account of such delay.

(b)            Method of Payment. The Company will pay the principal of, the Change of Control Payment for, and the Redemption Price for, with respect to, any Physical Security to the Holder of such Physical Security in cash at the designated office of the Paying Agent in Saint Paul, Minnesota prior to the Open of Business on the relevant payment date. The Company will pay any interest on any Physical Security to the Holder of such Physical Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each Interest Payment Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder, provided such Holder is the Holder of such Physical Security as of the Close of Business on the related Regular Record Date.

The Company will pay the principal of, interest on, the Change of Control Payment for and the Redemption Price for, any Global Security to the Depository by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)            Defaulted Payments. The Company shall pay any interest on the Notes that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 2.13 of the Base Indenture.

(d)            Interest Rate Adjustment of the Notes Based on Certain Rating Events. The initial annual interest rate on the Notes of 7.375% per annum is subject to adjustment from time to time based on changes to the ratings of the Notes by one or more NRSROs (as defined below). The annual interest rate on the Notes will increase by 1.00% in excess of the initial rate beginning on the date of the occurrence of an Interest Rate Adjustment Event (as defined below) and until such date that an Interest Rate Adjustment Event is no longer continuing. Beginning on the date of the expiration of an Interest Rate Adjustment Event, the annual interest rate will revert to 7.375% per annum. The Company will use our reasonable best efforts to maintain a rating from an NRSRO.

An “Interest Rate Adjustment Event” shall occur if on any day the Notes have either a Non-IG Rating (as defined below) or no rating from any NRSRO.

A “Non-IG Rating” will occur if as of any day (i) assuming the Notes are rated by only one NRSRO, the then most recent rating from such NRSRO is BB+ or lower, (ii) assuming the Notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is a BB+ or lower, or (iii) assuming the Notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is BB+ or lower.

The ratings categories referred to in the preceding definitions are those used by Egan-Jones Ratings Company but are deemed to refer also to the equivalent ratings of any other NRSRO.

“NRSRO” means a Nationally Recognized Statistical Rating Organization as defined pursuant to Section 3(a)(62) of the Exchange Act, including but not limited to Egan-Jones Ratings Company, in each case, whose ratings for senior indebtedness of issuers similar to the Company are authorized for use with, and recognized by, the Securities Valuation Office of the National Association of Insurance Commissioners (the “SVO”) and which rating shall (a) specifically describe the Notes, including their interest rate, maturity and CUSIP and (b) in the event such rating is a “private letter rating” (i) address the likelihood of payment of both the principal and interest of such Notes (which requirement shall be deemed satisfied if the rating is silent as to the likelihood of payment of both principal and interest and does not otherwise include any indication to the contrary), (ii) not include any prohibition against sharing such evidence with the SVO or any other regulatory authority having jurisdiction over the Holders of the Notes, and (iii) include such other information describing the relevant terms of the Notes as may be required from time to time by the SVO or any other regulatory authority having jurisdiction over the Holders of the Notes.

If the interest rate on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Promptly upon determination that an Interest Rate Adjustment Event has occurred, the Company will inform the Trustee in writing of the occurrence of such Interest Rate Adjustment Event and the interest rate or margin payable as a result therefrom. Absent manifest error, the determination of the interest rate or margin by the Company shall be binding and conclusive on the Holders, the Trustee, the Calculation Agent and the Company.

The Trustee shall not be responsible for and makes no representation as to any act or omission of any NRSRO or any rating with respect to the Notes. The Trustee shall have no obligation to independently determine or verify if any Interest Rate Adjustment Event has occurred or notify the Holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any NRSRO.

ARTICLE III
OPTIONAL REDEMPTION

Section 3.01      Applicability of Article III of the Base Indenture.

(a)            Article III of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article III shall, with respect to the Notes, supersede in its entirety Article III of the Base Indenture.

Section 3.02      [Reserved].

Section 3.03      Redemption.

(a)            Prior to July 31, 2025 (24 months prior to the Maturity Date) (the “Make Whole Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Make Whole Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Notes Treasury Rate plus 50 basis points, less (b) interest accrued to (but not including) the redemption date, and

(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to (but not including) the redemption date of the Notes.

On or after the Make Whole Date and prior to July 31, 2026 (12 months prior to the Maturity Date), the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 103.688% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to (but not including) the redemption date.

On or after the July 31, 2026 and prior to the Maturity Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to (but not including) the redemption date.

A redemption of the Notes, in whole or in part, pursuant to this Section 3.03(a) is referred to herein as an “Optional Redemption” and the applicable redemption price for such redemption is referred to herein as the “Redemption Price.”

(b)            Notwithstanding Section 3.03(a), interest due on any Note on an Interest Payment Date falling on or prior to a Redemption Date will be payable to Holders at the Close of Business on the record date for such Interest Payment Date.

Section 3.04       Notice of Redemption; Selection of Notes. (a) If the Company wishes to exercise its right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.03, it shall fix a date for redemption (each, a “Redemption Date”), and it or, at its written request received by the Trustee not less than five calendar days prior to the date of the Redemption Notice (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall provide notice of such redemption (a “Redemption Notice”) not less than thirty (30) nor more than sixty (60) calendar days prior to the Redemption Date by mail or electronic delivery to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the books of the Registrar. The Redemption Date must be a Business Day.

(b)            The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)             Each Redemption Notice shall specify:

(i)            the Redemption Date;

(ii)           the Redemption Price;

(iii)          that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)          the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)           the CUSIP and ISIN or other similar numbers, if any, assigned to such Notes; and

(vi)         if fewer than all of the Outstanding Notes are to be redeemed, and in such case any Note is redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(d)            A Redemption Notice shall be irrevocable.

(e)             If fewer than all of the Outstanding Notes are to be redeemed, the Notes shall be selected for Optional Redemption (in principal amounts of $1,000 or multiples thereof) by such method the Trustee deems fair and appropriate and as is required by the Depository pursuant to the Applicable Procedures, provided that such method complies with the rules of any securities exchange on which the Notes are listed.

(f)             In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee will authenticate and deliver to the Holder, at the Company’s expense, a new Note in a principal amount equal to the principal amount of the unredeemed portion of the Note which was surrendered.

Section 3.05       Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 3.04, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)            Prior to the Open of Business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 3.06       Restrictions on Redemption. (a) The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE IV
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01       Payment of Principal, Interest, Change of Control Payment and Redemption Price. Section 4.01 of the Base Indenture shall not apply with respect to the Notes. Instead, this Section 4.01 shall, solely with respect to the Notes, replace Section 4.01 of the Base Indenture in its entirety.

The Company covenants and agrees that it will cause to be paid the principal of (including the Change of Control Payment and the Redemption Price, if applicable), and accrued and unpaid interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02       Maintenance of Office or Agency. Section 2.05 of the Base Indenture shall not apply with respect to the Notes. Instead, this Section 4.02 shall, solely with respect to the Notes, replace Section 2.05 of the Base Indenture in its entirety and references in the Base Indenture to Section 2.05 of the Base Indenture shall be deemed replaced with references to this Section 4.02.

The Company will maintain in the United States of America an office or agency where (a) the Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) the Notes may be presented or surrendered for payment (the “Paying Agent”) or (c) notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate co-Registrars or one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies designated for the presentation or surrender of the Notes for payment.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar and Custodian, and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of the Indenture.

Section 4.03       Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04       Provisions as to Paying Agent. Section 2.06 of the Base Indenture shall not apply with respect to the Notes. Instead, this Section 4.04 shall, solely with respect to the Notes, replace Section 2.06 of the Base Indenture in its entirety and references in the Base Indenture to Section 2.06 of the Base Indenture shall be deemed replaced with references to this Section 4.04.

(a)             If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)            that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, the Change of Control Payment for, and the Redemption Price for, the Notes in trust for the benefit of the holders of the Notes;

(ii)           that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, the Change of Control Payment for, or the Redemption Price for, the Notes when the same shall be due and payable; and

(iii)          that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, Change of Control Payment for, and the Redemption Price for, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, Change of Control Payment or Redemption Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by Open of Business on such date.

(b)            If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, Change of Control Payment for or Redemption Price for, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, accrued and unpaid interest, if any, on, Change of Control Payment or Redemption Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, Change of Control Payment for or Redemption Price for, the Notes when the same shall become due and payable.

(c)            Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

Section 4.05       Reports. Section 4.02 of the Base Indenture shall not apply with respect to the Notes. Instead, this Section 4.05 shall, solely with respect to the Notes, replace Section 4.02 of the Base Indenture in its entirety.

(a)            The Company will file with the Trustee, within fifteen (15) days after it files the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 4.05 at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

(b)            Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee may rely exclusively on Officers’ Certificates).

Section 4.06       Statements as to Defaults. The Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto. Such Officers’ Certificate shall also comply with any additional requirements set forth in Section 4.04 of the Base Indenture.

Section 4.07       Financial Covenants. The Company will not permit:

(a) the Recourse Debt to Equity Ratio (the “Recourse Ratio”) as of the last day of each of its fiscal quarters to exceed 4.0 to 1.0; and

(b) Consolidated Net Asset Value, as of the last day of each of its fiscal quarters, to be less than the sum of (i) $1,310,000,000 plus (ii) the greater of (x) zero dollars and (y) 75% of Net Equity Capital Activity.

Solely for the purposes of this Section 4.07, the following terms have the respective meanings specified below:

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means:

(a) with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock, membership interests, partnership interests, or other equity interests, as applicable; and

(b) with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;

in each case including each class or series of common stock (or other equity interest) and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (a) or (b) above.

“Consolidated Net Asset Value” means, as of any date of determination with respect to the Company and its Subsidiaries, Total Assets as of such date less the Total Liabilities as of such date.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonable and customary for such Indebtedness under then-prevailing market terms for such Indebtedness) with respect to any Non-Recourse Indebtedness or Securitization Indebtedness permitted (or not prohibited) by the Indenture.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Net Equity Capital Activity” means the aggregate net cash proceeds from the sale of the Company’s perpetual equity interests (either common or preferred) at any time after the date of this Supplemental Indenture, plus the aggregate principal amount of Indebtedness net of financing costs resulting from the conversion of Indebtedness into perpetual equity securities at the time of conversion at any time after the date of this Supplemental Indenture, less the aggregate amount paid by the Company after the date of this Supplemental Indenture to repurchase its perpetual equity interests.

“Non-Recourse Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries:

(a) that is advanced to finance the acquisition of Securitization Assets or other assets and secured only by the assets to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity owning such assets) without recourse to the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no Material assets (as determined by the Company in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of the Recourse Ratio covenant) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such covenant) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no Material assets (as determined by the Company in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(b) that is advanced to any Subsidiaries or group of Subsidiaries of the Company formed for the sole purpose of acquiring or holding Securitization Assets or other assets (directly or indirectly) against which Indebtedness is incurred that is made without recourse to, and with no cross-collateralization against, any assets of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no Material assets (as determined by the Company in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of the Recourse Ratio covenant) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such covenant) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no Material assets (as determined by the Company in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(c) in respect of which recourse for payment is contractually limited to specific assets of the Company or any of its Subsidiaries encumbered by a Lien securing such Indebtedness (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of the Recourse Ratio covenant) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligation with respect to any such Standard Recourse Undertakings shall (solely for purposes of such covenant) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no Material assets (as determined by the Company in good faith) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness)); and

(d) customary completion or budget guarantees provided to lenders in connection with any of the foregoing clauses (a) through (c) in the ordinary course of business unless, until and for so long as (but solely for purposes of the Recourse Ratio covenant) a claim for payment or performance has been made at which time the obligations shall (solely for purposes of such covenant) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Company or any of its Subsidiaries.

For the purposes of clarity, it is understood and agreed that, solely for purposes of the Recourse Ratio covenant, if the payment of any Indebtedness that would otherwise constitute Non-Recourse Indebtedness is guaranteed in part but not in whole by the Company or a Subsidiary of the Company in such manner that the portion of such Indebtedness so guaranteed no longer constitutes Non-Recourse Indebtedness, then (solely for the purposes of such covenant) the portion of the Indebtedness so guaranteed shall be deemed to constitute Recourse Indebtedness and the remainder of such Indebtedness shall be deemed to constitute Non-Recourse Indebtedness.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Recourse Debt to Equity Ratio” means, as of any date of determination, with respect to the Company and its Subsidiaries, the ratio of (a) Recourse Indebtedness outstanding on such date to (b) Tangible Capital Base as of such date, determined on a consolidated basis in accordance with GAAP.

“Recourse Indebtedness” means all Indebtedness other than Non-Recourse Indebtedness and Securitization Indebtedness.

“Securitization” means a public or private transfer, sale or financing of servicing advances, mortgage loans, installment contracts, other loans and related assets, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (collectively, “Securitization Assets”) by which the Company and/or any of its Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets or incurs Non-Recourse Indebtedness secured by specified Securitization Assets, including any such transaction involving the sale of specified servicing advances or mortgage loans to a Securitization Entity.

“Securitization Assets” has the meaning set forth in the definition of “Securitization”.

“Securitization Entity” means (a) any Person (whether or not a Subsidiary of the Company) established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities) or other similar securities; (b) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (a) or for the purpose of holding Capital Stock of, or securities issued by, any related Securitization Entity, regardless of whether such Person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Subsidiary; (c) any Person established for the purpose of holding Securitization Assets and issuing Non-Recourse Indebtedness secured by such Securitization Assets; (d) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirement of Credit Enhancement Agreements (including, without limitation, any Subsidiary that is established for the purpose of owning another Securitization Entity and pledging the equity of that other Securitization Entity as security for the Indebtedness of such other Securitization Entity) and regardless of whether such Subsidiary is an issuer of securities, provided that such Subsidiary is not an obligor with respect to any Indebtedness of the Company or any Subsidiary other than under Credit Enhancement Agreements; and (e) any other Subsidiary of the Company which is established for the purpose of (i) acting as sponsor for and organizing and initiating Securitizations or (ii) facilitating or entering into a Securitization, in each case that engages in activities reasonably related or incidental thereto and that is not an obligor or guarantor with respect to any Indebtedness of the Company or any Subsidiary. Whether or not a Person is a Securitization Entity shall be determined by the Company in good faith.

“Securitization Indebtedness” means (a) Indebtedness of the Company or any of its Subsidiaries incurred pursuant to on-balance sheet Securitizations and (b) any Indebtedness consisting of advances made to the Company or any of its Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Company or such Subsidiary which, in each case, is recourse solely to the assets subject to the related Securitization and not to the Company or such Subsidiary generally (other than Securitization Repurchase Obligations).

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Standard Recourse Undertakings” means, with respect to any Securitization or Indebtedness, (a) such representations, warranties, covenants and indemnities which are customarily (as determined by the Company) made by sellers of financial assets or other Securitization Assets, including without limitation, Securitization Repurchase Obligations, and (b) such customary (as determined by the Company) carve-out matters for which the Company and/or its Subsidiaries acts as guarantor in connection with any such Securitization or Indebtedness, such as fraud, misappropriation and misapplication of funds, misrepresentation, criminal acts, repurchase obligations for breach of representations or warranties, environmental indemnities, insolvency events and non-approved transfers.

“Subordinated Debt” means all Indebtedness of the Company and its Subsidiaries on a consolidated basis that is contractually subordinated in right of payment to the Notes.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tangible Capital Base” means, with respect to the Company and its Subsidiaries, on any date of determination, Total Assets (not including any intangible assets of the Company and its Subsidiaries) as of such date less Total Liabilities (inclusive of Subordinated Debt) as of such date, in each case determined on a consolidated basis in accordance with GAAP.

“Total Assets” means, as of any date of determination, the aggregate balance of investments reflected in the books and records of the Company and its Subsidiaries and all cash or cash equivalents held by the Company and its Subsidiaries as of such date, in each case determined on a consolidated basis in accordance with GAAP. For avoidance of doubt, investments for this purpose include without limitation loans, preferred equity and other equity investments accounted for as debt in accordance with GAAP, owned real estate and investments in Subsidiaries, in each case, with respect to the Company and its Subsidiaries. Such assets of the Company and its Subsidiaries will be included at their fair market value as determined in accordance with GAAP.

“Total Liabilities” means, on any date of determination, all amounts that would be included under total liabilities on a balance sheet of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

Section 4.08       Offer to Repurchase Upon a Change of Control Repurchase Event. (a) If a Change of Control Repurchase Event occurs, unless the Company has provided notice of the redemption of the Notes pursuant to Section 3.04 hereof, each Holder of Notes will have the right to require the Company to purchase some or all (in minimum principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”).

(b)            If a Change of Control Offer is required, within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control Repurchase Event, but after the public announcement of a Change of Control Repurchase Event, the Company will deliver a notice in a manner provided in Section 3.04 herein to each Holder (with a copy to the Trustee and the Paying Agent, if other than the Trustee) describing the Change of Control Repurchase Event and offering to repurchase Notes on a specified date (the “Change of Control Payment Date”) at a cash price of 101% of the principal amount of any Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Change of Control Payment Date (the “Change of Control Payment”) (subject to the right of Holders at the Close of Business on the relevant record date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date). The Change of Control Payment Date will be no earlier than thirty (30) days and no later than sixty (60) days from the date the notice is sent. Among other things, such notice shall state that if a Holder elects to have a Note purchased pursuant to a Change of Control Offer it will be required to surrender the Note, with any form specified in such notice, to the Person and at the address specified in the notice (or, in the case of Global Securities, to surrender the Note and provide the information required in accordance with the Applicable Procedures) prior to the Close of Business on the third Business Day prior to the Change of Control Payment Date. The Change of Control Offer shall, if given prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date specified in the Change of Control Offer.

(c)            On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)            accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii)           deposit the Change of Control Payment with the Paying Agent in respect of all Notes so accepted; and

(iii)          deliver to the Trustee the Notes accepted and an Officers’ Certificate stating the aggregate principal amount of all Notes repurchased by the Company and requesting that such Notes be cancelled.

(d)            The Paying Agent will promptly send to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and send, or cause to be transferred by book-entry, to each Holder a new Note in principal amount equal to any unrepurchased portion of the Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

(e)            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.8, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of that compliance.

(f)             The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.8 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) the Company has given notice of redemption pursuant to Section 3.04 hereof prior to the occurrence of the Change of Control Repurchase Event. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, subject to one or more conditions precedent, including, but not limited to, the consummation of such Change of Control, if a definitive agreement is in place for the transaction that will give rise to a Change of Control Repurchase Event at the time the Change of Control Offer is made.

ARTICLE V
REMEDIES

Section 5.01       Amendments to the Base Indenture.

(a)            Article VI of the Base Indenture shall not apply with respect to the Notes. Instead, this Article V shall, solely with respect to the Notes, replace Article VI of the Base Indenture in its entirety.

(b)            Each reference in the Base Indenture to Section 6.04 is, solely with respect to the Notes, hereby deemed replaced by a reference to Section 5.04 hereof.

(c)            Each reference in the Base Indenture to Section 6.05 is, solely with respect to the Notes, hereby deemed replaced by a reference to Section 5.05 hereof.

(d)            Solely with respect to the Notes, Section 7.01(c) of the Base Indenture is hereby amended to delete “, or its willful misconduct,”.

Section 5.02        Events of Default. Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Notes:

(a)            default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b)            default in the payment of the principal of or of any premium of any Note (including the Redemption Price) when due and payable on the Maturity Date, upon Optional Redemption, upon declaration of acceleration or otherwise;

(c)             failure by the Company to comply with its obligations under Article VIII hereof;

(d)            default in tendering payment for the Notes upon a Change of Control Repurchase Event, when such payment remains unpaid sixty days after the Change of Control Payment Date;

(e)            default in the performance of any other obligation of the Company contained in the Indenture or the Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.02 specifically provided for), which continues for sixty days after written notice from the Trustee or the Holders of more than 25% of the aggregate outstanding principal amount of the Notes;

(f)             an event of default, as defined in any bond, note, debenture or other evidence of debt of the Company or any Significant Subsidiary of the Company in excess of $35,000,000 singly or in aggregate principal amount of such issues of such persons, whether such debt exists now or is subsequently created, which becomes accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration(s) shall not have been annulled or rescinded within thirty (30) days of such acceleration or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within thirty (30) days of such payment default; provided, however, that if such event of default, acceleration(s) or payment default(s) are contested by the Company, a final and non-appealable judgment or order confirming the existence of the default(s) and/or the lawfulness of the acceleration(s), as the case may be, shall have been entered;

(g)            a final and non-appealable judgment or order for the payment of money in excess of $35,000,000 (excluding any amounts covered by insurance) singly or in the aggregate for all such final judgments or orders against all such persons: (i) shall be rendered against the Company or any Significant Subsidiary of the Company and shall not be paid or discharged and (ii) there shall by any period of sixty (60) consecutive days following the entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such person to exceed $35,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(h)            the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i)             an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days.

Section 5.03       Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.02(h) or Section 5.02(i)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25%in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and premium if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. If an Event of Default specified in Section 5.02(h) or Section 5.02(i) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Outstanding Notes. At any time after the Trustee or the Holders have accelerated the repayment of the principal, premium, if any, and all unpaid interest on the Notes, but before the Trustee has obtained a judgment or decree for payment of money due, the Holders of a majority in aggregate principal amount of Outstanding Notes may rescind and annul that acceleration and its consequences, provided that all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

Section 5.04       Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive (including by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes) all past Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from nonpayment of principal or interest or any other provisions that requires the consent of each affected Holder to amend).

Section 5.05       Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to the Notes, provided that (i) such direction is not in conflict with any rule of law or the Indenture, (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (iii) the Trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the Holders not joining therein. Before proceeding to exercise any right or power under the Indenture at the direction of the Holders, the Trustee is entitled to receive from those Holders security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

Section 5.06        Limitation on Suits. A Holder will have the right to institute a proceeding with respect to the Indenture for any remedy under the Indenture if:

(a)            such Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Notes have given to the Trustee written notice of a continuing Event of Default with respect to the Notes;

(b)            such Holder or Holders have offered the Trustee indemnification or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities incurred in connection with such written request;

(c)             the Trustee has not received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a written direction inconsistent with the request within sixty (60) days; and

(d)            the Trustee fails to institute the proceeding within the sixty (60) days.

Notwithstanding the foregoing, the Holder has the right, which is absolute and unconditional, to receive payment of the principal of and interest on its Notes on the Interest Payment Dates or Maturity Date, as applicable (or, in the case of an Optional Redemption or a Change of Control Repurchase Event, on the applicable Redemption Date or Change of Control Payment Date, as applicable) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder. A Holder may not use the Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of the Indenture by a Holder is unduly prejudicial to such other Holders.

Section 5.07       Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 5.02(a) or 5.02(b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Change of Control Payment for, Redemption Price for, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 7.07 of the Base Indenture.

Section 5.08       Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.09       Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.10 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.10 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10       Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.11       Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12       Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in the Indenture) or by the Holders, as the case may be.

Section 5.13       Priorities. If the Trustee collects any money pursuant to this Article V, it will pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Change of Control Payment for, Redemption Price for, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

Third: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.13. If the Trustee so fixes a record date and a payment date, at least fifteen days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 5.14       Undertaking for Costs. All parties to the Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, Change of Control Payment for, or Redemption Price for, any Note on or after the due date expressed or provided for in the Indenture.

Section 5.15       Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.16       Notices from the Trustee. Notwithstanding anything to the contrary in the Base Indenture, including Section 7.05 of the Base Indenture, whenever a Default occurs and is continuing and is actually known to the Trustee, the Trustee must deliver notice of such Default to the Holders within ninety (90) days after the date on which such Default first occurred. Except in the case of a Default in the payment of the principal of, interest on, Change of Control Payment for or Redemption Price for, any Note or of a Default in the payment or delivery, as the case may be, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

ARTICLE VI
SATISFACTION AND DISCHARGE; LEGAL AND COVENANT DEFEASANCE

Section 6.01       Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture. Article VIII of the Base Indenture shall not apply with respect to the Notes. Instead, this Article VI shall, solely with respect to the Notes, replace Article VIII of the Base Indenture in its entirety.

Section 6.02       Discharge of Liability on Notes. The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture and except for the Trustee’s right to its fees and to reimbursement of its reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of its counsel) and indemnification as expressly provided for in the Indenture) as to all Outstanding Notes, when:

(a)            either

(i)            all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)           all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, will become due and payable within one year (upon stated maturity or otherwise), or are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. Dollars in such amount as will be sufficient, Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Notes to the Maturity Date or any earlier Redemption Date or other maturity date, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof through the Maturity Date or such Redemption Date or other maturity date;

(b)            the Company has paid or caused to be paid all other sums payable by the Company under the Indenture; and

(c)            the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) stating that all conditions precedent under this Section 6.02 relating to the satisfaction and discharge of the Indenture have been complied with.

Notwithstanding the foregoing paragraph, the provisions of Sections 6.05, 6.06, 6.07, 6.08 and 9.02 hereof and, if the Outstanding Notes have been or are to be called for redemption, Article III hereof shall survive until the Notes have been cancelled or are no longer Outstanding.

After such delivery or irrevocable deposit, the Trustee upon request shall execute proper instruments acknowledging the discharge of the Indenture and the Company’s obligations under the Notes and the Indenture, except for those surviving obligations specified above.

Section 6.03        Legal Defeasance and Covenant Defeasance. (a) The Company may, at its option and at any time, elect to have either Section 6.03(b) or (c) be applied to the Notes upon compliance with the conditions set forth in Section 6.04.

(b)            Upon the Company’s exercise under Section 6.03(a) of the option under this Section 6.03(b), the Company shall be discharged from all of its obligations under the Notes and the Indenture (“Legal Defeasance”) on the date that the applicable conditions set forth in Section 6.04 shall have been satisfied, and on or after that date any omission to comply with any such obligations shall no longer constitute a Default or Event of Default. Such Legal Defeasance shall mean that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes (which shall thereafter be deemed to be Outstanding only for purposes of the provisions referred to in clauses (1) through (4) below), and the Company shall be released from all of its other obligations under the Indenture and the Notes, except that the following provisions of the Indenture shall survive:

(i)            the rights of Holders to receive, solely from the trust fund described in clause (a) of the first paragraph of Section 6.04, payments in respect of the principal of, and premium, if any, and interest on the Notes when such payments are due;

(ii)           the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments on the Notes;

(iii)          the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(iv)          the provisions of this Section 6.03, Sections 6.05, 6.06, 6.07, 6.08 and 9.02 hereof and, if the Outstanding Notes have been or are to be called for redemption, Article III hereof.

On and after the date of Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default.

Subject to compliance with the conditions set forth in Section 6.04, the Company may exercise its option under this Section 6.03(b) notwithstanding the prior exercise of its option under Section 6.03(c).

(c)            Upon the Company’s exercise under Section 6.03(a) of the option under this Section 6.03(c), the Company shall be released and discharged from all of its covenants and agreements under Sections 4.05 through 4.08 hereof, inclusive, and Sections 8.02 and 8.04 hereof on the date that the applicable conditions set forth in Section 6.04 shall have been satisfied (“Covenant Defeasance”), and on or after that date the foregoing covenants and agreements shall no longer apply, and the Notes shall be deemed not to be Outstanding for purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with any such covenants or agreements, but shall continue to be deemed Outstanding for all other purposes hereunder, and the Company may omit to comply with and shall have no liability in respect of any term, condition, obligation or limitation set forth in any of the Sections, clauses and other provisions set forth above in this Section 6.03(c), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section, clause or other provision or by reason of any reference in any such Section, clause or other provision to any other Section, clause or provision herein, in the Base Indenture or in any other document and such omission to comply with any covenant or agreement set forth in any such Section, clause or other provision shall not constitute a Default or Event of Default under the Indenture. On and after the date that Covenant Defeasance occurs, the Events of Default described in clause (c), clause (d) and clause (e) (solely insofar as it relates to the Company’s obligations under the covenants and agreements as to which Covenant Defeasance has occurred) of Section 5.02 will no longer constitute Events of Default or otherwise apply.

(d)            Subject to compliance with Section 6.03(b) or (c), the Trustee, upon request shall execute proper instruments acknowledging such Legal Defeasance or Covenant Defeasance and the release, termination and/or discharge of the instruments, agreements and other provisions referred to in such Section 6.03(b) or (c), as applicable.

Section 6.04         Conditions to Legal Defeasance and Covenant Defeasance. The following shall be the conditions to Legal Defeasance or Covenant Defeasance:

(a)            the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. Dollars in such amount as will be sufficient, Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the Maturity Date or any earlier Redemption Date;

(b)            in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that:

(i)            the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)            since the Issue Date, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (a) of this Section 6.04 (other than a Default and Event of Default resulting from borrowing of funds to be applied to make such deposit and any similar or substantially contemporaneous transactions and, in each case, the granting of any Liens in connection therewith);

(e)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument that, in the judgment of the Company, is material with respect to the Company and its Subsidiaries taken as a whole (excluding the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations), each stating that all conditions precedent provided for in this Section 6.04 to such Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with; and

(g)            the Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes on the Maturity Date or on the applicable Redemption Date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (f) of this Section 6.04).

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) of this Section 6.04 with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on their maturity date or any earlier Redemption Date within one (1) year and, in the case of any such redemption, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 6.05         Application of Trust Money. The Trustee shall hold in trust the U.S. Dollars and Government Obligations deposited with it pursuant to this Article VI and any principal, interest or other proceeds in respect of such Government Obligations. It shall apply the deposited money and the proceeds from Government Obligations through the Paying Agent and in accordance with the Indenture to the payment of principal of, premium, if any, and interest on the Notes.

Anything in this Article VI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Dollars and Government Obligations or proceeds therefrom held by it as provided in Section 6.02 or 6.04 which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge of the Indenture pursuant to Section 6.02 or an equivalent Legal Defeasance or Covenant Defeasance pursuant to Section 6.03, as evidenced by a written confirmation, certification or attestation by an Independent Financial Advisor delivered to the Trustee.

Section 6.06          Repayment to the Company. The Trustee and the Paying Agent shall promptly deliver to the Company upon request any excess U.S. Dollars and Government Obligations and proceeds therefrom held by them at any time and thereupon shall be relieved from all liability with respect to such money, securities and proceeds. Subject to any applicable abandoned property law, any money, Government Obligations or proceeds therefrom deposited with or received by the Trustee or any Paying Agent, or held by the Company or any of its Subsidiaries, in trust for the payment of the principal, premium, if any, or interest on any Note, remaining unclaimed for two (2) years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company or any of its Subsidiaries) shall be discharged from such trust and the Holder of such Note shall thereafter look only to the Company as a general creditor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, Government Obligations and proceeds, and all liability of the Company or any of its Subsidiaries as trustee thereof, shall thereupon cease.

Section 6.07          Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Dollars and Government Obligations (or proceeds therefrom) deposited pursuant to Section 6.02 or 6.04 in accordance with Section 6.05 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.02 or 6.04, as applicable, until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Dollars and Government Obligations in accordance with Section 6.05; provided that if the Company has made any payment of principal of, or premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Dollars and Government Obligations held by the Trustee or Paying Agent.

Section 6.08          Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against any Government Obligations deposited pursuant to Section 6.02 or 6.04 or the principal and interest received on such Government Obligations.

ARTICLE VII
SUPPLEMENTAL INDENTURES

Section 7.01         Supplemental Indentures Without Consent of Holders. Section 9.01 of the Base Indenture shall not apply with respect to the Notes. Instead, this Section 7.01 shall, solely with respect to the Notes, replace Section 9.01 of the Base Indenture in its entirety.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one (1) or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)            to conform the terms of the Indenture or the Notes to the description thereof in the Prospectus Supplement or the Prospectus;

(b)            to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture;

(c)            to add Guarantees with respect to the Notes and to remove Guarantees with respect to the Notes in accordance with the terms of the Indenture and the Notes;

(d)            to secure the Notes;

(e)            to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or to surrender any right or power conferred upon the Company under the Indenture or the Notes;

(f)            to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes, including to eliminate any conflict with the Trust Indenture Act, so long as such action will not materially adversely affect the interests of Holders;

(g)            to make any change that does not adversely affect the rights of any Holder;

(h)            to provide for a successor Trustee;

(i)            to comply with the Applicable Procedures; or

(j)            to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

Section 7.02         Supplemental Indentures with Consent of Holders. Section 9.02 of the Base Indenture shall not apply with respect to the Notes. Instead, this Section 7.02 shall, solely with respect to the Notes, replace Section 9.02 of the Base Indenture in its entirety.

With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes, including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes and by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture applicable to the Notes or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note:

(a)            reduce the percentage in aggregate principal amount of Notes Outstanding necessary to waive any past Default or Event of Default;

(b)            reduce the rate of interest on any Note or change the time for payment of interest on any Note;

(c)            reduce the principal of any Note or the amount payable upon Optional Redemption of any Note or change the Maturity Date;

(d)            change the place or currency of payment on any Note;

(e)            reduce the Change of Control Payment of any Note or amend or modify in any manner adverse to the rights of the Holders the Company’s obligation to pay the Change of Control Payment, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(f)            impair the right of any Holder of Notes to receive payment of principal of (including the Change of Control Payment and the Redemption Price, if applicable), and interest, if any, on, its Notes, or to institute suit for the enforcement of any such payment with respect to such Holder’s Notes;

(g)            modify the ranking of the Notes in a manner that is adverse to the rights of the Holders; or

(h)            make any change to the provisions of this Section 7.02 that requires each Holder’s consent or to the provisions of Section 5.04 of this Supplemental Indenture if such change is adverse to the rights of Holders.

It shall not be necessary for any act or consent of Holders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is ninety (90) days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 7.03          Notice of Amendment or Supplement. After an amendment or supplement under this Article VII becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE VIII
SUCCESSOR COMPANY

Section 8.01          Consolidation, Merger and Sale of Assets. Article V of the Base Indenture shall not apply with respect to the Notes. Instead, this Article VIII shall, solely with respect to the Notes, replace Article V of the Base Indenture in its entirety.

Section 8.02          Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 8.04, the Company shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a)            the Company shall be the surviving Person or the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture as applicable to the Notes; and

(b)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

Section 8.03          Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (including any Change of Control Payment or Redemption Price), accrued and unpaid interest, if any, on all of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture applicable to the Notes to be performed by the Company under the Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article VIII may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 8.04          Opinion of Counsel to Be Given to Trustee. In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article VIII.

ARTICLE IX
MISCELLAEOUS

Section 9.01          Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Registrar and the Paying Agent in the Indenture and the Notes will bind their respective successors.

Section 9.02          Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE SECURITIES, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

Section 9.03          No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 9.04          Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

Section 9.05          Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Registrar or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 9.06          Calculations. Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of accrued interest payable on the Notes. The Company shall make all calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, and the Trustee may rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations as provided to the Trustee to any Holder upon the written request of that Holder at the sole cost and expense of the Company.

Section 9.07          Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.08          Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 12.03 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Section 12.03 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent and the Registrar. Each notice to the Trustee, the Paying Agent and the Registrar shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently designated by the Trustee, the Paying Agent and the Registrar, as the case may be, to the Company.

The Trustee agrees to accept and act upon instructions or directions from the Company pursuant to the Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 9.09          Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 9.10          No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any of the Notes or because of the creation of any indebtedness represented thereby, shall be had against any entity other than the Company (including, without limitation, (1) the Operating Partnership or any other Subsidiary of the Company unless the same is then a Note Guarantor or (2) the Manager) or any director, officer, employee, incorporator, stockholder, partner or other equity owner, or controlling person of the Company, the Operating Partnership or any other Subsidiary of the Company or the Manager or of any successor person thereof. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 9.11          The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 9.12        Submission to Jurisdiction. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

Section 9.13        Applicable Tax Law. In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to provide to the Trustee, following written request from the Trustee delivered to the Company in accordance with Section 9.08 hereof, such information concerning the Holders of the Notes as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made to Holders of the Notes under the Indenture, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable law, rules or regulations or any instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments made to Holders of Notes under the Indenture to the extent necessary to comply with the Trustee’s obligations under Applicable Tax Law. Each Holder of Notes by accepting a Note shall be deemed to have agreed to the foregoing provisions of this Section 9.13 and to provide to the Trustee or the Company such information concerning such Holder as the Trustee or the Company may reasonably request in order to determine whether the Trustee or the Company has any tax-related obligations under Applicable Tax Law with respect to the payments made to such Holder under the Indenture; and such agreement by each Holder is part of the consideration for the issuance of the Notes.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

READY CAPITAL CORPORATION

By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Benjamin J. Krueger
	Name:	Benjamin J. Krueger
	Title:	Vice President

EXHIBIT A

[Form of Face of Security]

[For Global Securities, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[Add the following if the Depositary is DTC: UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Add the following if the Security is being issued with original issue discount: THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREASURY REGULATION SECTION 1.1275-3. THIS SECURITY WAS ISSUED WITH ‘ORIGINAL ISSUE DISCOUNT’ WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO ANY HOLDER OF THE SECURITY (1) THE ISSUE PRICE AND ISSUE DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY, AND (3) THE ORIGINAL YIELD TO MATURITY OF THE SECURITY. SUCH REQUEST SHOULD BE SENT TO THE ISSUER AT 1251 AVENUE OF THE AMERICAS, 50TH FLOOR, NEW YORK, NEW YORK 10020, ATTENTION: ANDREW AHLBORN. ]]

Exhibit A - 1

No.: [ ]
CUSIP: 75574U AD3
ISIN: US75574UAD37

Principal Amount: $[ ]
[as revised by the Schedule of Increases
and Decreases of Global Security attached hereto](1)

Ready Capital Corporation
7.375% SENIOR NOTES DUE 2027

Ready Capital Corporation, a Maryland corporation, promises to pay to [ ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount [of [ ] Dollars] [set forth on the Schedule of Increases or Decreases of Global Security attached hereto (as the same may be revised from time to time)](2) on July 31, 2027 (the “Maturity Date”) unless this Security is previously redeemed or repurchased in whole.

Additional provisions of this Security are set forth on the other side of this Security.

(1) Include for Global Securities only.

(2) Include for Global Securities only.

Exhibit A - 2

IN WITNESS WHEREOF, READY CAPITAL CORPORATION has caused this instrument to be duly signed.

READY CAPITAL CORPORATION

By:
Name:
Title:

Exhibit A - 3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee
By:
Name:
Title:

Exhibit A - 4

[FORM OF REVERSE OF SECURITY]
Ready Capital Corporation
7.375% SENIOR NOTES DUE 2027

This Security is one of a duly authorized issue of securities of the Company, designated the Company’s “7.375% Senior Notes due 2027” (the “Securities”), issued under an Indenture dated as of August 9, 2017, as supplemented by the Third Supplemental Indenture thereto, dated as of February 26, 2019 (as so supplemented, the “Base Indenture”), and as further supplemented by the Eighth Supplemental Indenture thereto, dated as of July 25, 2022 (the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), each by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

The Company promises to pay interest on the principal amount of this Security at a rate of 7.375% per annum (such rate subject to adjustment as set forth in Section 2.04(d) of the Supplemental Indenture) until July 31, 2027 or such earlier date on which the principal of this Security shall have been paid or duly provided for. Interest on this Security will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including July 25, 2022. The Company will pay interest semi-annually in arrears on each January 31 and July 31 (each an “Interest Payment Date”), commencing January 31, 2023 to the Holder of this Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. Interest shall be computed on the basis of a three hundred and sixty (360)-day year comprised of twelve thirty (30)-day months.

As provided in and subject to the provisions of the Indenture, prior to July 31, 2025 (24 months prior to the Maturity Date) (the “Make Whole Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Make Whole Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Notes Treasury Rate plus 50 basis points, less (b) interest accrued to (but not including) the redemption date, and

(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to (but not including) the redemption date of the Notes.

On or after the Make Whole Date and prior to July 31, 2026 (12 months prior to the Maturity Date), the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 103.688% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to (but not including) the redemption date.

Exhibit A - 5

On or after the July 31, 2026 and prior to the Maturity Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to (but not including) the redemption date.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Change of Control Repurchase Event, the Company will make an offer purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $2,000 or an integral multiple of $1,000 in excess thereof, on the Change of Control Payment Date at a price equal to the Change of Control Payment for such Change of Control Payment Date.

As provided in and subject to the provisions of the Indenture, the Company will pay the principal of, the Change of Control Payment for, and the Redemption Price for, with respect to, this Security to the Holder hereof in cash at the designated office of the Paying Agent on the relevant payment date (or, if this Security is a Global Security, by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures). The Company will pay interest amounts on the Securities as provided in the Indenture. The Company will pay all amounts in respect of the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults or Event of Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee certain amounts of cash in U.S. Dollars, Government Obligations or a combination of both for the payment of principal, premium, if any, and interest on the Securities.

Exhibit A - 6

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (1) such Holder or Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, (2) such Holder or Holders shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security satisfactory to the Trustee, (3) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities at the time Outstanding a written direction inconsistent with such request within sixty (60) days, and (4) the Trustee shall have failed to institute any such proceeding within sixty (60) days after receipt of such notice, request and offer of indemnity or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof (including the Change of Control Payment or the Redemption Price) or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Change of Control Payment or the Redemption Price) and interest on this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, each Security is exchangeable for one or more Securities of like tenor and of authorized denominations with an aggregate principal amount equal to the principal amount of the Security to be exchanged, as requested by the Holder surrendering same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of this Security shall control.

Exhibit A - 7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM	Tenants in common
TEN ENT	Tenants by the entireties
JT TEN	Tenants with right of Survivorship and not as tenants in common
CUST	Custodian
U/G/M/A	Uniform Gift to Minors Act

Additional abbreviations may also be used though not in the above list.

Exhibit A - 8

ANNEX A
[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
Initial principal amount of Global Security:

`	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	Principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

Exhibit A - 9

ATTACHMENT 1
Form of Assignment and Transfer

For value received [ ] hereby sell(s), assign(s) and transfer(s) unto [ ] (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints [ ] to [ ] transfer the said Security on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(a) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program

Exhibit A - 10